Exhibit 3.2

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
RICE MIDSTREAM MANAGEMENT LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Operating Agreement”), effective as of July 23, 2018, is entered into by and between EQM Gathering Holdings, LLC, as the sole member (the “Member”), and Rice Midstream Management LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Company was duly formed on August 5, 2014 as a Delaware limited liability company upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware;

WHEREAS, on July 30, 2014, Rice Midstream Holdings LLC, a Delaware limited liability company (“RMH”), entered into a Limited Liability Company Agreement of the Company in its capacity as the sole initial member of the Company;

WHEREAS, on December 22, 2014, RMH entered an Amended and Restated Limited Liability Company Agreement of the Company (the “Current Operating Agreement”);

WHEREAS, on the date hereof, EQM GP Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Member (“GP Merger Sub”), merged with and into the Company (the “Merger”), pursuant to the terms of that certain Agreement and Plan of Merger, dated April 25, 2018, by and among the Company, Rice Midstream Partners LP, EQT Midstream Partners, LP, EQT Midstream Management, LLC, EQM Acquisition Sub, LLC, Merger Sub, and, solely for certain limited purposes set forth therein, EQT Corporation;

WHEREAS, the Company was the surviving company in the Merger, and as a result of the Merger, RMH ceased to be a member of the Company and the Member became the sole member of the Company;

WHEREAS, pursuant to Section 3.1 of the Current Operating Agreement, the Current Operating Agreement may be amended in the sole discretion of the Member; and

WHEREAS, the Member and the Company desire to amend and restate the Current Operating Agreement in its entirety, as of the date set forth above, in order to set forth their respective rights and obligations with respect to the Company in accordance with the terms and subject to the conditions set forth in this Operating Agreement and the Delaware Limited Liability Company Act, 6 Del. C. Chapter 18 et seq., as the same may be amended from time to time (the “Act”).

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Member hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.01          The name of the Company is Rice Midstream Management LLC.

Section 1.02          The principal place of business of the Company shall be located at 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222. The Company may also have offices at such other places as the Board of Managers may from time to time determine or the business of the Company may require.

Section 1.03          The Company seal shall have inscribed thereon the name of the Company, the year of its formation, and the words “Company Seal, Delaware”.

ARTICLE II

BOARD OF MANAGERS

Section 2.01          The business and property of the Company shall be managed and controlled by a Board of Managers (the “Board of Managers”, and each person serving thereon is referred to herein as a “Manager”) of not less than two nor more than seven persons. The Managers of the Company need not be residents of the State of Delaware and it is not necessary that the Managers be members in the Company. The Managers shall be elected at the annual meeting of members and shall hold their offices until their successors are elected and qualified.

Section 2.02          A majority of the Managers then serving on the Board of Managers shall constitute a quorum for the transaction of business, and the act of a majority of Managers present at a meeting at which there is a quorum shall be the act of the Board of Managers. No Manager shall vote on a question in which he or she is interested otherwise than as a member or employee, except the election of officers, or be present at a meeting of the Board of Managers while the same is being considered; but, if his or her retirement from the Board of Managers in such case reduces the number present below a quorum, the question may nevertheless be decided by those who remain.

Section 2.03          The Board of Managers shall have general management of the business of the Company and, in addition to the powers and authority by this Operating Agreement expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject, nevertheless, to the provisions of the Act, of the Certificate of Formation and of this Operating Agreement, and to any regulations from time to time made by the members, provided that no regulation so made shall invalidate any prior act of the Managers which would have been valid if such regulation had not been made.

Section 2.04          The Managers shall not receive any stated salary for their services as managers, but by resolution of the Board of Managers a fixed fee and expense of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Manager from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 2.05          The Board of Managers may from time to time declare distributions of so much of the net profits of the Company as they deem prudent.

Section 2.06          Without prejudice to the general powers conferred by statute, by the Certificate of Formation and by this Operating Agreement, it is hereby expressly declared that the Board of Managers shall have the following powers:

1.                                      To purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, at such price and on such terms and conditions, and for such consideration as they think fit.

2.                                      At their discretion to pay for any property or rights acquired by the Company, either wholly or partially, in money or in other assets.

3.                                      To appoint, subject to the provisions of law, such officers and agents of the Company as they may deem proper and also an Executive Committee from their own number, and may prescribe the duties and compensation of such. The officers and agents so appointed shall hold their places during the pleasure of the Board of Managers and, if required by the Board of Managers, shall give bonds payable to the Company in such penalties and with such conditions and security as the Board of Managers may approve.

4.                                      To confer by resolution upon any officer of the Company the right to choose, remove or suspend such subordinate officers, agents or factors.

5.                                      To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to do and execute all such duties and things as may be requisite in relation to any such trust.

6.                                      To aid, facilitate and assist in any manner, in the name and on behalf of the Company, in the performance of any lawful act or activity by the Company, and for those purposes to use the membership interests and bonds of the Company, or either of them or any part thereof, to pay, refund, guarantee or otherwise secure any indebtedness incurred in such act or activity, and to guarantee the bonds, debentures, indebtedness, dividends, contracts or other obligations of firms or other corporations.

7.                                      To borrow money and to make and issue notes, bonds and other negotiable and transferable instruments, execute mortgages, deeds of trust and trust agreements, and to do any other acts necessary to effectuate the same.

8.                                      To determine who shall be authorized on the Company’s behalf to make and sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other instruments.

9.                                      To determine who shall be entitled to vote in the name and on behalf of the Company upon, or to assign and transfer, any shares of stock, bonds or other securities of other corporations held by the Company.

10.                               From time to time to provide for the management of the affairs of the Company, at home or abroad, in such manner as they think fit and, in particular, from time to time to delegate any of the powers of the Board of Managers to any committee, officer or agent and to appoint any persons to be the agents of the Company with such powers (including the power to delegate) and upon such terms as may be thought fit.

11.                               To call special meetings of the members for any purpose or purposes.

12.                               From time to time to make and change rules and regulations, not inconsistent with this Operating Agreement, for the management of the Company’s affairs.

13.                               To increase or decrease the number of members of the Board of Managers from time to time and to fill vacancies in the Board of Managers, including such vacancies as may be created by action of the Board of Managers increasing the number of members of the Board of Managers from time to time.

ARTICLE III

MEETINGS

Section 3.01          The Board of Managers shall hold meetings at such times and places and upon such notice as it may prescribe or determine.

Section 3.02          Regular meetings of the Board of Managers shall be held without notice on such dates as may be fixed from time to time by the Managers.

Section 3.03          Special meetings of the Board of Managers shall be held whenever called by the Chairman (or by the President if a Chairman has not been elected) or by a majority of the Managers.

Section 3.04          The Secretary shall give notice of any special meeting by oral, telegraphic or written notice duly served or sent or mailed to each Manager not less than twenty-four (24) hours before the meeting.

Section 3.05          Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.06          At any meeting at which every Manager shall be present, even though without any notice, any business may be transacted.

Section 3.07          Any action of a majority of the Board of Managers, although not a regularly called meeting, and the record thereof, if assented to in writing by all the other members of the Board of Managers, shall always be as valid and effective in all respects as if passed by the Board of Managers in regular meeting assembled.

ARTICLE IV

OFFICERS

Section 4.01          After the annual meeting of the members, the newly elected Managers shall meet as soon as possible after their election at any of the offices of the Company and elect a President, such number of Vice Presidents with such additional titles as the Managers may deem requisite, a Secretary and a Treasurer. They may also choose a Chairman and a Vice Chairman and elect or appoint such Assistant Secretaries or Assistant Treasurers as they may deem requisite.

CHAIRMAN

Section 4.02          The Chairman, if one shall be elected, is entitled to be informed of all the affairs of the Company, and every officer and employee of the Company shall be bound forthwith to disclose to the Chairman all information relating to the affairs of the Company within his or her knowledge or jurisdiction upon the oral or written request of the Chairman, and the Chairman shall preside at all meetings of members of the Board of Managers and of the Executive Committee, if such committee be created or appointed.

VICE CHAIRMAN

Section 4.03          The Vice Chairman, if one shall be elected, shall, at the request of the Chairman or in his or her absence or disability, have and exercise all the powers and authority of the Chairman, in addition to such powers and duties as are conferred by this Operating Agreement.

PRESIDENT

Section 4.04          The President shall perform all duties incident to the office of a President of a Company and such other duties as from time to time may be assigned to him by the Board of Managers. In addition to any specific powers conferred upon the President by this Operating Agreement, he or she shall have and exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Managers.

The President may sign and execute in the name of the Company all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company.

SECRETARY

Section 4.05          The Secretary shall keep the minutes of the meetings of the members and the Board of Managers in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law; shall be custodian of the records and of the Company seal or seals of the Company; shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is duly authorized and when so affixed may attest the same; and in general, shall perform all duties incident to the office of a secretary of a Company and such other duties as from time to time may be assigned by the Board of Managers or the President.

Section 4.06          The Board of Managers may elect one or more Assistant Secretaries who shall perform the duties of the Secretary in the event of the Secretary’s absence or inability to act, as well as such other duties as the Board of Managers, the President, or the Secretary may from time to time delegate.

TREASURER

Section 4.07          The Treasurer shall have charge of all moneys and securities belonging to the Company and shall keep accurate books of account, including accounts or receipts and disbursements, subject to the direction and control of the Board of Managers. The Treasurer shall deposit all moneys received by him in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Managers shall designate; and for that purpose the Treasurer shall have power to endorse for collection or payment all checks or other negotiable instruments drawn payable to the Treasurer’s order or to the order of the Company. The Treasurer shall disburse the moneys of the Company upon properly drawn checks which shall bear the signature of the Treasurer or of any Assistant Treasurer or such other officer or employee of the Company as the President may designate. All checks shall be covered by vouchers which shall be certified by the Controller or the General Auditor or the Auditor of Disbursements or such other employee of the Company as the Treasurer may designate. The Treasurer may create, from time to time, such special imprest funds as may, in the Treasurer’s discretion, be deemed advisable and necessary, and may open accounts with such bank or banks as may be deemed advisable for the deposit therein of such special imprest funds, and may authorize disbursements therefrom by checks drawn against such accounts signed by the Treasurer, any Assistant Treasurer, or such other employee of the Company as may be designated by the Treasurer from time to time. The Treasurer shall perform such other duties as may be assigned from time to time by the Board of Managers, the President, or a Senior Vice President.

Section 4.08          No notes or similar obligations shall be made except jointly by the President and the Treasurer, except as otherwise authorized by the Board of Managers.

Section 4.09          The Board of Managers may elect one or more Assistant Treasurers who shall perform the duties of the Treasurer in the event of the Treasurer’s absence or inability to act, as well as such other duties as the Board of Managers, the President, a Vice President or the Treasurer may from time to time designate.

VICE PRESIDENTS

Section 4.10          Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Managers or the President, as their positions are established or changed.

GENERAL

Section 4.11          Any of the offices of Vice President, Secretary and Treasurer or Assistant Secretary and Assistant Treasurer may be combined in one person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Certificate of Formation, or by this Operating Agreement to be executed, acknowledged, or verified by any two or more officers.

Section 4.12          In case such officers or any of them may not be elected at the meeting immediately following the annual members’ meeting, they may be elected or chosen at any subsequent meeting of the Managers.

Section 4.13          The Managers shall have power to appoint a general manager and give him such powers as they may deem necessary or proper.

ARTICLE V

MEMBERSHIP INTERESTS

Section 5.01          The name and equity ownership percentage of each member of the Company is set forth on Exhibit A to this Operating Agreement. Persons or entities may be admitted as members of the Company and issued membership interests only upon the prior written approval of the Member. The Board of Managers may cause to be issued to any person appearing on the books of the Company to be the owner of any membership interests in the Company a certificate therefor, under the Company seal, to be signed by the President or one of the Vice Presidents and countersigned by the Secretary or one of the Assistant Secretaries or by the Treasurer or one of the Assistant Treasurers.

TRANSFERS OF MEMBERSHIP INTERESTS

Section 5.02          If, at any time after which this Operating Agreement is originally executed, membership interests are held by more than one member, no member may transfer any membership interest (or any right associated with any membership interest, including any voting rights under Article VI hereof) in the Company without the prior written consent of the other members.

Section 5.03          Transfers of membership interests shall be made on the books of the Company only by the person named in the membership certificate or by an attorney in fact, lawfully constituted in writing, and upon surrender of such membership certificate.

Section 5.04          The transfer books may be closed by direction of the Chairman (or by the President if a Chairman has not been elected) or of a majority of the Managers for a reasonable time prior to the declaration or payment of a distribution or the holding of any special or annual meeting of the members or for any other purpose.

ARTICLE VI

MEMBERS

Section 6.01          An annual meeting of members (or of the sole member, if all membership interests are held by one party) shall be held in each calendar year at such time as the Board of Managers shall determine. At each such annual meeting, a Board of Managers of the Company shall be elected and such business transacted as may properly be brought before the meeting.

Section 6.02          The annual and special meetings of the members shall be held at any of the offices of the Company, but notice shall first be given to the members entitled by law to receive notice thereof of the place, day and hour at which the meeting is to be held.

Section 6.03          When membership interests are held by more than one member, holders of a majority of the membership interests having the right to vote, present in person or represented by proxy,

shall be requisite and shall constitute a quorum at all meetings of the members for the transaction of business. If, however, such a majority shall not be present or represented at any meeting of the members, the members present in person or represented by proxy and having the right to vote shall have the power to adjourn the meeting from time to time without notice other than the announcement at the meeting until the requisite amount of membership interests shall be present.

Section 6.04          Any meeting at which a quorum of those having the right to vote is present may also be adjourned in like manner for such time or upon such call as may be determined by vote.

Section 6.05          At any adjourned meeting at which a quorum of those having the right to vote shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 6.06          A list of the members having the right to vote showing the number of membership interests and votes to which each is entitled shall for at least ten (10) days before every meeting of the members be available for membership inspection as required by law.

Section 6.07          Written notice of the annual meeting shall be mailed to each member entitled by law to receive notice thereof at such address as appears on the membership book of the Company at least ten (10) days prior to the date of the meeting.

Section 6.08          Special meetings of the members having the right to vote may be called by the Chairman or, if a Chairman has not been elected, by the President and shall be called by the Chairman, the President or the Secretary at the request in writing of a majority of the Board of Managers. Such request shall state the purpose or purposes of the proposed meetings.

Section 6.09          Business transacted at all special meetings shall be confined to the objects stated in the call and matters pertaining thereto.

Section 6.10          Written notice of a special meeting of members having the right to vote stating the time, place and object thereof shall be mailed, postage prepaid, at least ten (10) days before such meeting to each member entitled by law to receive notice thereof at such address as appears on the books of the Company.

Section 6.11          Any notice required to be given by this Operating Agreement to managers or to members entitled by law to receive such notice for any regular or special meeting may be waived by such manager or member by writing filed with the Secretary of the Company either before or after the holding of the meeting.

ARTICLE VII

AMENDMENTS

Section 7.01          This Operating Agreement may be amended or modified from time to time only by a written instrument executed by a majority of the members or, unless otherwise provided in the Certificate of Formation, by the vote of a majority in number of the entire Board of Managers.

ARTICLE VIII

DISSOLUTION

Section 8.01          The Company shall be dissolved and its affairs wound up upon the first to occur of the following, and upon no other event or occurrence: (a) an election to dissolve the Company made by a majority of the members; (b) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; (c) at any time there are no members of the Company unless the Company is continued in accordance with the Act; or (d) the entry of a decree of judicial dissolution under § 18-802 of the Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Operating Agreement as of the date first written above.

SOLE MEMBER:

EQM GATHERING HOLDINGS, LLC

By:	/s/ Jeremiah J. Ashcroft III
Name: Jeremiah J. Ashcroft III
Title: President

COMPANY:

RICE MIDSTREAM MANAGEMENT LLC

By:	/s/ Jeremiah J. Ashcroft III
Name: Jeremiah J. Ashcroft III
Title: President

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of Rice Midstream Management LLC]

EXHIBIT A

SCHEDULE OF OWNERSHIP

Member’s Name and Address	Membership Interest (expressed as a percentage)

EQM Gathering Holdings, LLC 625 Liberty Avenue Suite 1700 Pittsburgh, PA 15222 Phone: (412) 553-5700	100%